                                                                   Exhibit 10.63


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                     Non-Plan Option No.2001---1



                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                              STONEPATH GROUP, INC.


         This certifies that, for value received, ANDREW P. PANZO("Holder"), is entitled, subject to the terms set forth below, to purchase from STONEPATH GROUP, INC. (the "Company"), a Delaware corporation, that number of shares of the Common Stock of the Company (the "Shares") as are set forth in Section 2 below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States or for other consideration permitted herein, of the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the Shares are subject to adjustment as provided below.

 [Introductory Note: The number of options covered by this Agreement have been reduced from 1,200,000 to 1,020,000 to reflect the prior surrender by Holder during 1999 of Options to purchase 180,000 shares.]

         1. Term of Option. Subject to compliance with the vesting provisions identified at Section 2.3 hereafter, this Option shall be exercisable, in whole or in part, during the term (the "Term") commencing on the Grant Date and ending on the Option Termination Date identified on Schedule A hereto and shall be void thereafter.

         2.  Exercise Price, Number of Shares and Vesting Provisions.

             2.1 Exercise Price. The Exercise Price at which this Option may be exercised and pursuant to which Shares of the Company's Common Stock may be purchased shall, on a per Share basis, be identified on Schedule A hereto, as adjusted pursuant to Section 11 hereof.

             2.2 Number of Shares. The number of shares of the Company's Common Stock, $.001 par value per share ("Common Stock") which may be purchased pursuant to this Option shall be as identified on Schedule A hereto, as adjusted pursuant to Section 11 hereof.

             2.3 Vesting. The Options granted hereunder shall vest in the manner identified on Schedule A attached hereto.

             2.4  Termination of Holder's Service to the Company.

                  (a) If during the Term the Holder shall cease to perform "Service" (as hereafter defined) to the Company as a result of such Holder's death, then, notwithstanding any provisions otherwise contained in this Option
Agreement: (i) Holder shall fully vest in that number of Options as if Holder had remained employed by the Company for a period of one (1) year following his death; and (ii) any Options then exercisable upon Holder's death shall be exercisable (by the Holder's personal representative or persons entitled thereto under the Holder's will or the applicable laws of descent and distribution) until the expiration of the Term of this Option; and if not exercised within that period, such Options shall lapse and be of no further force and effect.

                  (b) If during the Term the Holder shall cease to perform Service to the Company as a result of such Holder's "Disability" (as hereafter defined), then, notwithstanding any provisions otherwise contained in this Option Agreement: (i) Holder shall fully vest in that number of Options as if Holder had remained employed by the Company for a period of one (1) year following his Disability; and (ii) any Options then exercisable upon Holder's Disability shall be exercisable until the expiration of the Term of this Option; and if not exercised within that period, such Options shall lapse and be of no further force and effect.

                  (c) If during the Term the Holder shall cease to perform Service to the Company as a result of termination of Holder's employment by the Company "For Cause" (as hereafter defined) or termination or resignation by Holder without "Good Reason" (as hereafter defined), then, notwithstanding any provisions otherwise contained in this Option Agreement, any Options then exercisable on the date of such termination or resignation, shall only be exercisable for a period of ninety (90) days thereafter; and if not exercised within that period, such Options shall lapse and be of no further force and effect. All remaining Options not exercisable at the time of Holder's termination or resignation as covered by this subparagraph (c), shall lapse and be of no further force and effect.

                  (d) If during the Term the Holder shall cease to perform Service to the Company as a result of termination of Holder's employment by the Company other than For Cause or by Holder for Good Reason, then, notwithstanding any provisions otherwise contained in this Option Agreement: (i) Holder shall immediately vest in 100% of the Options covered by this Agreement; and (ii) any Options then exercisable shall be exercisable until expiration of the Term of this Option.

                  (e) If Holder's employment with the Company is terminated due to the Company's failure to renew Holder's existing employment agreement with the Company (i.e. the Amended and Restated Employment Agreement between Andrew
P. Panzo and Stonepath Group, Inc. effective as of April 19, 2001) and Holder otherwise remained employed by the Company through the scheduled expiration of that employment agreement, then, and in that event, the Options covered by this Agreement may be exercised at any time by Holder thereafter during the Term.

             2.5 Definitions. As used in this Option Agreement, the following terms shall be defined as set forth hereafter:

                  (a) "Administrator" shall mean the Company's Compensation Committee if comprised of a majority of independent directors; and if there shall be no such Compensation Committee, the "Administrator" shall be the Company's Board of Directors.

                  (b) "Disability" shall be defined as provided in the Holder's Amended and Restated Employment Agreement with the Company dated April 19, 2001.

                  (c) "For Cause" shall be defined as provided in the Holder's Amended and Restated Employment Agreement with the Company dated April 19, 2001.

                  (d) "Good Reason" shall be defined as provided in the Holder's Amended and Restated Employment Agreement with the Company dated April 19, 2001.

                  (e) "Service" means the Holder's employment services rendered to the Company. A Holder's Service with the Company shall not be deemed to have terminated if the Holder takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Holder's Service shall be deemed to have terminated unless the Holder's right to return to Service with the Company is guaranteed by statute or contract.



         3.  Exercise of Option.

             (a) The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Act of 1933, as amended (the "Securities Act") to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate "Fair Market Value" (as defined) equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; provided, however, that Shares of Common Stock delivered in payment of the Option price must have been held by the Holder for at least six (6) months in order to be utilized to pay the Option price; (iv) in the discretion of the Administrator, by an election to have the Company withhold Shares otherwise issuable to the Holder having a Fair Market Value equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; or (v) in the discretion of the Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) above.

                  (i) the "Fair Market Value" of the Shares shall be (i) if the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly traded on the Nasdaq OTC Bulletin Board, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

             (b) Subject to compliance with the vesting provisions identified at
Section 2.3 of this Agreement, the purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

             (c) As promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of Shares for which this Option may then be exercised.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the

Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

         6. Rights of Stockholder. Except as otherwise contemplated herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

         7.  Transfer of Option.

             7.1 Non-Transferability. No Option shall be assignable or transferable other than by the laws of descent and distribution. During the lifetime of the Holder, an Option shall be exercisable only by the Holder or, in the event of the Holder's incapacity, by the Holder's legal guardian or legal representative.

             7.2 Exchange of Option Upon a Transfer. On surrender of this Option for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new Option or Options of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

             7.3  Compliance with Securities Laws; Restrictions on Transfers.

                  (a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment (unless such Shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of this Option or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

                  (b) Neither this Option nor any share of Common Stock issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act, unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or
(ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.


                  (c) All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

                  (d) Holder recognizes that investing in the Option and the Common Stock involves a high degree of risk, and Holder is in a financial position to hold the Option and the Common Stock indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Option and the Common Stock. The Holder is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's operation. Holder has had the opportunity to ask questions of, and receive answers from the management of the Company (and any person acting on its behalf) concerning the Option and the Common Stock and the agreements and transactions contemplated hereby, and to obtain any additional information as Holder may have requested in making its investment decision.

                  (e) Holder acknowledges and represents: (i) that he has been afforded the opportunity to review and is familiar with the quarterly, annual and periodic reports of the Company and has based his decision to invest solely on the information contained therein and has not been furnished with any other literature, prospectus or other information except as included in such reports;
(ii) he is at least 21 years of age; (iii) he has adequate means of providing for his current needs and personal contingencies; (iv) he has no need for liquidity for his investment in the Option or Common Stock; (v) he maintains his domicile and is not a transient or temporary resident at the address on the books and records of the Company; (vi) all of his investments and commitments to non-liquid assets and similar investments are, after his acquisition of the Option and Common Stock, will be reasonable in relation to his net worth and current needs; (vii) he understands that no federal or state agency has approved or disapproved the Option or Common Stock or made any finding or determination as to the fairness of the Option and Common Stock for investment; and (viii) he recognizes that the Common Stock is presently eligible for trading on the American Stock Exchange, and that the Company has made no representations, warranties, or assurances as to the future trading value of the Common Stock, whether a public market will continue to exist for the resale of the Common Stock, or whether the Common Stock can be sold at a price reflective of past trading history at any time in the future.


         8.  Reservation and Issuance of Stock; Payment of Taxes.

             (a) The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Shares of Common Stock issuable upon the exercise of the Option.

             (b) The Company further covenants that all Shares of Common Stock issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by Section 7, incurred in connection with the issuance of this Option or the Common Stock upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares of Common Stock upon the exercise of this Option. The Common Stock issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

             (c) Whenever Options are to be issued or exercised under this Agreement, under circumstances in which the Administrator believes that any federal, state or local tax withholding may be imposed, the Company shall have the right to require the Holder to promptly remit to the Company an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any Options or certificate for Shares or any proceeds. If a Holder makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the Holder, the Holder shall promptly notify the Company and the Company shall have the right to require the Holder to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

             (d) A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount
(i) in cash; (ii) in the discretion of the Administrator, through the delivery to the Company of previously-owned Shares of Common Stock having an aggregate Fair Market Value on the date payment is requested by the Administrator equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Administrator, through an election to have the Company withhold shares of Stock otherwise issuable to the Holder having a Fair Market Value on such date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Administrator, through a combination of the procedures set forth in subsections
(i), (ii) and (iii) of this Section 8(d).

             (e) An election by a Holder to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to
Section 8(d) must be in writing and delivered to the Company prior to the date when such payment is due.

         9.  Notices.

             (a) All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                  If to the Company:

                  Stonepath Group, Inc.
                  2 Penn Center, Suite 605
                  Philadelphia, PA  19102
                  Attention:  Stephen M. Cohen, Esquire, General Counsel

                  and to the Holder:

                  at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

         Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 9.

         10. Amendments.

             (a) Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this
Section 10 shall be binding upon the Holder, each future Holder and the Company.

             (b) No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11. Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of certain events, as follows:

             11.1 Reorganization, Merger or Sale of Assets. If at any time while this Option, or any portion thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or represent less than 50% of the shares of the Company's capital stock immediately after the merger, or (iii) a sale or transfer of substantially all of the Company's properties and assets as, or substantially as, an entirety to any other person, then, unless lawful provision is made for the assumption of the Option with appropriate proportional adjustments in the number of Options and the Exercise Price, as determined by the Administrator, any unvested Options shall vest, if at all, in accordance with Schedule A hereto and as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall for a period of thirty (30) days following written notice to the Holder, have the right by exercising such Option, to purchase the kind and number of shares of Common Stock or other securities or property (including cash) otherwise receivable upon such reorganization, merger, consolidation or sale or transfer by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Option immediately prior to such reorganization, merger, consolidation or sale or transfer. Unless assumed, all unvested Options and all vested Options which are not exercised during the thirty (30) day period referred to in the preceding sentence shall thereupon expire.

             11.2 Reclassification. If the Company, at any time while this Option, or any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

             11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Option, or any portion thereof, remains outstanding shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Exercise Price and the number of shares issuable upon exercise of this Option shall be proportionately adjusted.

             11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Option, or any portion hereof, remains outstanding the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock, other securities or property available by this Option as aforesaid during such period.

             11.5 No Avoidance. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Option against impairment.


             11.6 No Fractional Shares. No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

             11.7 Notice of Adjustment. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Option.

         12. Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         14. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties in the courts of the City in which the principal executive offices of the Company are located, or, if either party has or can acquire jurisdiction, in the United States Federal District Court for the district most proximate to the city in which the principal executive offices are located, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         15. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company's certificate of incorporation or by-laws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound.

         16. Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

         17. Entire Agreement; Supercedes Any Prior Arrangements. This Option to purchase Common Stock is intended to codify in its entirety the Company's obligation to grant stock options to the Holder as originally set forth in the Employment Agreement between Holder and the Company dated June 1, 1999, and as modified by the Amended and Restated Employment Agreement between the Holder and the Company effective as of April 19, 2001. This Agreement, together with all schedules hereto, now constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof. The delivery of this Option Agreement shall supercede in its entirety the terms of such outstanding arrangements, letters, agreements or discussions regarding the granting and terms of the Options covered by this Agreement between the Company and the Holder.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.

Effective Date:  April 19, 2001

ATTEST:                                          STONEPATH GROUP, INC.


By:_____________________________                 By:____________________________
                                                    Authorized Executive Officer



WITNESS:                                         HOLDER: Andrew P. Panzo


_______________________________                  By:____________________________
                                                    Please Print Name


                                                    ____________________________
                                                    Signature


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

                               NOTICE OF EXERCISE


TO:      [_____________________________]


         (1) The undersigned hereby elects to purchase _______ shares of Common Stock of STONEPATH GROUP, INC. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:




                                            ____________________________________
                                            (Name)


                                            ____________________________________
                                            (Name)


_______________________                     ____________________________________
(Date)                                      (Signature)


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

                                   Schedule A



1.  Optionee: Andrew P. Panzo

2.  Effective Date of Amendment: April 19, 2001

3.  Grant Date: June 1, 1999

4.  Option Termination Date: June 1, 2009

5. Number of Shares of Common Stock covered by the Option: One Million and Twenty Thousand (1,020,000)

6.  Exercise Price: $1.00

7.  The Option shall vest in accordance with the following schedule:

    (i)   Options to purchase 120,000 Shares vested on the Grant Date;

    (ii) thereafter, commencing June 2, 1999, options to purchase 30,000 Shares shall vest on a monthly basis, at the end of each month, for a period of 36 consecutive months for as long, during that 36-month period, that Holder remains continuously employed by the Company; and once Holder is no longer employed by the Company, the terms of Paragraph
          2.4 of this Option shall apply to determine how many Options are vested and the period of time within which the Holder may exercise the
          Options: or

    (iii) upon whatever earlier dates as are permitted by the Corporation in its sole discretion.

    The terms of this Schedule A have been agreed to by the following parties:

                                         STONEPATH GROUP, INC.


                                         By:____________________________________
                                            Authorized Executive Officer

                                         HOLDER


                                         _______________________________________
                                         ANDREW P. PANZO


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